UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008

Ambassadors International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1071 Camelback Street Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 759-5900

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with Blake T. Barnett’s resignation (described in Item 5.02 below), Ambassadors International, Inc. (the “Company”) and Mr. Barnett entered into an Amendment No. 1 to Change in Control Agreement on November 24, 2008 (the “Amendment”). The Amendment amends certain provisions of the Change in Control Agreement dated January 14, 2008 between Mr. Barnett and the Company. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Amendment provides that in the event of a Change in Control of the Company (as the term is defined in the Amendment) prior to February 15, 2009, all of Mr. Barnett’s unvested stock options and stock grants shall fully vest and remain exercisable for a period of three months from the date of the Change in Control.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 24, 2008, Blake T. Barnett, chief financial officer, treasurer, and secretary of Ambassadors International, Inc., notified the Company that he was resigning from his current positions as an executive officer and as an officer and director of the Company’s subsidiaries upon which he serves. Mr. Barnett’s resignation shall be effective on December 15, 2008, and he will assist the Company during the transition period.

Laura L. Tuthill, the Company’s vice president and chief accounting officer, will assume the position of chief financial officer upon Mr. Barnett’s resignation on December 15, 2008. Ms. Tuthill has been with the Company since 2002 and has served in several executive and senior financial capacities, including chief accounting officer, corporate controller and controller of various subsidiaries of the Company.

On November 24, 2008, the Company issued a press release announcing Mr. Barnett’s resignation and Ms. Tuthill’s appointment, a copy of which is included as Exhibit 99.1 with this Current Report on Form 8-K.

Item 9.01 Exhibits.

(d) Exhibits

10.1 Amendment No. 1 to Change in Control Agreement between Blake T. Barnett and the Registrant

99.1 Press Release dated November 24, 2008 of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: December 1, 2008	By:	/s/ Joseph J. Ueberroth

Joseph J. Ueberroth
President and Chief Executive Officer

EXHIBIT INDEX

10.1 Amendment No. 1 to Change in Control Agreement between Blake T. Barnett and the Registrant

99.1 Press Release dated November 24, 2008 of the Registrant.